UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: April 19, 2017
(Date of earliest event reported)

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

One SW Columbia Street, Suite 1200
Portland, Oregon 97258
(address of Principal Executive Offices) (Zip Code)

(503) 727-4100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 19, 2017, Umpqua Holdings Corporation’s board of directors adopted new Bylaws provisions to provide that the board may elect an executive chair as an officer of the corporation, and that if the board of directors appoints an executive chair (or a board chair who does not otherwise qualify as an independent director), the board must appoint a lead director. The amended bylaws provide that the lead director will perform such duties as the board of directors may prescribe from time to time, must qualify as an independent director under independence standards adopted by the board of directors in compliance with applicable laws, rules, regulations or listing standards, and will preside at board of directors or shareholder meetings in the absence of the board chair. The board of directors also updated references in the Bylaws to the “Nominating Committee” to refer to the “Governance Committee” to reflect the current name of the independent nominating committee, and revised Section 1.6 of the Bylaws to confirm that if applicable law or listing standards require a vote at a shareholder meeting greater than the default approval standard of more votes cast in favor of an action than in opposition, then the applicable law or listing standard requirement applies to such a vote.

Item 5.07     Submission of Matters to a Vote of Security Holders.

(a)
Annual Meeting. On April 19, 2017, Umpqua Holdings Corporation held its annual meeting of shareholders. Holders of over 93% of the shares of common stock outstanding as of the meeting’s record date were present at the meeting, either in person or by proxy.

(b)
Election of Directors. Shareholders elected the following nominees as directors, constituting the entire Board of Directors, by the votes indicated below. Each nominee received over 98% of the votes cast “FOR” his or her election as a director.

Nominee	For	Against	Abstain
Raymond P. Davis	182,148,388	3,439,114	231,178
Peggy Y. Fowler	185,025,511	580,217	212,952
Stephen M. Gambee	184,591,173	991,051	236,456
James S. Greene	184,945,988	637,507	235,185
Luis F. Machuca	184,962,098	628,728	227,854
Cort O’Haver	184,731,843	878,474	208,363
Maria Pope	182,694,599	2,900,704	223,377
John Schultz	185,091,785	504,130	222,764
Susan F. Stevens	185,112,421	487,343	218,916
Hilliard C. Terry, III	185,025,643	557,506	235,531
Bryan L. Timm	184,568,439	1,021,185	229,056

There were 19,830,362 broker non-votes on the election of directors, and on the say-on-pay, frequency of say-on-pay and shareholder proposal matters. At the annual meeting, shareholders also voted on the following matters:

Ratification of Independent Registered Public Accounting Firm. Shareholders approved the non-binding proposal to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, by the following vote:

	Voted	% of Voted
For	204,394,301	99.39
Against	951,603	0.46
Abstain	303,138	0.15

“Say-on-Pay”. Shareholders approved on a non-binding basis, the Company’s executive compensation, as described in the proxy statement, by the following vote:

	Voted	% of Voted
For	180,928,315	97.38
Against	3,966,714	2.13
Abstain	917,620	0.49
Uncast	6,030	N/A

Frequency of “Say-on-Pay.” Shareholders indicated a preference for an annual say-on-pay vote, by the following vote:

Voted
Annual	150,949,790
Every two years	713,523
Every three years	33,626,219
Abstain	529,147

The Company will conduct an annual say-on-pay vote in its proxy materials in light of the shareholder vote on this matter.
Shareholder Proposal. Shareholders approved the shareholder proposal brought by the Sheet Metal Workers’ National Pension Fund by the following vote:

	Voted	% of Voted
For	110,675,397	59.57
Against	73,755,954	39.69
Abstain	1,381,227	0.74
Uncast	6,102	N/A

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBITS

99.1     Bylaws, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: April 21, 2017	By:/s/ Andrew H. Ognall Andrew H. Ognall Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.2	Bylaws, as amended